Exhibit 99.1

. c o m Telcare, Inc. and Subsidiary Consolidated Financial Statements December 31, 2015 [Type text]

Telcare, Inc. and Subsidiary Table of Contents December 31, 2015 Page Independent Auditors’ Report 1 Financial Statements Consolidated Balance Sheet 3 Consolidated Statement of Operations 4 Consolidated Statement of Changes in Stockholders’ Equity (Deficit) 5 Consolidated Statement of Cash Flows 6 Notes to Consolidated Financial Statements 7

Independent Auditors’ Report Stockholders Telcare, Inc. and Subsidiary We have audited the accompanying consolidated financial statements of Telcare, Inc. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. Management's Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. 1

Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telcare, Inc. and its subsidiary as of December 31, 2015, and the results of their operations and their cash flows for the year then ended accounting principles generally accepted in the United States of America. in accordance with Philadelphia, Pennsylvania February 3, 2017 2

Telcare, Inc. and Subsidiary Consolidated Balance Sheet December 31, 2015 December 31, 2015 Assets Current Assets Cash Accounts receivable (net of allowance for doubtful accounts of $2,335,262) Inventory (net of reserves of $4,188,000) Prepaid expenses $ 4,839,221 1,556,309 1,615,490 138,093 Total current assets 8,149,113 Property and Equipment, Net 70,183 Other Assets 199,801 Total assets $ 8,419,097 Liabilities and Stockholders' Equity Current Liabilities Accounts payable and accrued liabilities Deferred revenue Accrued compensation Note payable $ 1,040,857 230,820 371,152 1,643,064 Total liabilities 3,285,893 Convertible Redeemable Series B Preferred Stock, $0.001 par value, 9,133,603 shares authorized; 8,775,270 issued and outstanding (aggregate liquidation preference of $26,325,810) 25,368,350 Convertible Redeemable Series C Preferred Stock, $0.001 par value, 23,491,757 shares authorized; 22,164,448 issued and outstanding (aggregate liquidation preference of $38,158,147) 34,459,437 Stockholders' Equity (Deficit) Convertible Series A Preferred Stock, $0.001 par value, 4,027,290 shares authorized; 3,827,290 issued and outstanding (aggregate liquidation preference of $3,827,290) Common Stock, $.001 par value, 59,000,000 shares authorized, 8,459,520 issued and outstanding Additional paid-in capital Accumulated deficit 3,827 8,459 1,222,184 (55,929,053) Total stockholders' equity (deficit) (54,694,583) Total liabilities and stockholders' equity $ 8,419,097 See notes to consolidated financial statements 3

Telcare, Inc. and Subsidiary Consolidated Statement of Operations Year Ended December 31, 2015 Year Ended December 31, 2015 Revenues $ 4,898,165 Cost of Goods Sold 2,180,357 Gross profit 2,717,808 Operating Expenses Marketing and sales Engineering, regulatory and research and development General and administrative Depreciation and amortization Restructuring and severance costs 4,206,609 5,001,749 3,936,075 60,595 679,201 Total operating expenses 13,884,229 Loss from operations (11,166,421) Other Income 670,978 Interest Expense (118,543) Net loss $ (10,613,986) See notes to consolidated financial statements 4

Telcare, Inc. and Subsidiary Consolidated Statement of Changes in Stockholders' Equity (Deficit) Year Ended December 31, 2015 Convertible Series A Preferred Stock Additional Paid-In Capital Total Stockholders' Equity (Deficit) Common Stock Accumulated Deficit Shares Amount Shares Amount Balance, December 31, 2014 3,827,290 $ 3,827 8,458,520 $ 8,459 $ 626,782 $ (45,315,067) $ (44,675,999) Common Stock issued - - 1,000 - - - - Stock-based compensation expense - - - - 595,402 - 595,402 Net loss - - - - - (10,613,986) (10,613,986) . 8,459,520 Balance, December 31, 2015 3,827,290 $ 3,827 $ 8,459 $ 1,222,184 $ (55,929,053) $ (54,694,583) See notes to consolidated financial statements 5

Telcare, Inc. and Subsidiary Consolidated Statement of Cash Flows Year Ended December 31, 2015 Year Ended December 31, 2015 Cash Flows from Operating Activities Net loss Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization Amortization of deferred financing costs Change in fair value of liability-classified warrants Stock-based compensation Changes in operating assets and liabilities: Restricted cash Accounts receivable Inventory Prepaid expenses and other assets Customer deposit payable Accounts payable and accrued liabilities Deferred revenue Accrued compensation $ (10,613,986) 60,595 23,603 (669,576) 595,402 1,903,800 (990,964) (192,712) 219,195 (1,903,800) (1,655,723) (109,812) (119,641) Net cash used in operating activities (13,453,619) Cash Flows from Investing Activities Purchases of property and equipment (11,345) Net cash used in investing activities (11,345) Cash Flows from Financing Activities Repayment of notes payable Repayment of Maryland commercialization grant (1,666,667) (250,000) Net cash used in financing activities (1,916,667) Net decrease in cash (15,381,631) Cash, Beginning 20,220,852 Cash, Ending $ 4,839,221 Supplemental Disclosure of Cash Flow Information Cash paid during the year for interest $ 111,726 See notes to consolidated financial statements 6

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 1. Organization Telcare, Inc. and its wholly owned subsidiary Telcare Medical Supply, Inc. (the “Company”) are primarily engaged in the sale of blood glucose meters (“BGM”), test strips and the accessories associated with the testing of blood by people living with diabetes. The Company sells the first cellular enabled FDA cleared BGM that transmits blood glucose data so that it is available for “real time” review or analysis by the patient, their physician or caregiver. 2. Summary of Significant Accounting Policies Principles of Consolidation The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of Telcare, Inc. and its wholly owned subsidiary Telcare Medical Supply, Inc. All intercompany balances and transactions have been eliminated. Subsequent Events The Company evaluated subsequent events for recognition or disclosure through February 3, 2017, the date the consolidated financial statements were available to be issued. Certain Risks and Uncertainties The Company is subject to risks common to companies in the medical device industry, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, reliance on third party manufacturers, protection of proprietary technology, and compliance with regulatory requirements. Use of Estimates The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in its financial statements. Actual results could differ from those estimates. Fair Value of Financial Instruments The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, convertible notes receivable, accounts payable and accrued expenses, approximate their fair values due to their short maturities. 7

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 Accounts Receivable and Allowance for Doubtful Accounts Accounts receivable are stated at their net realizable value and consist of amounts due from third-party distributors, third-party payers and patients. Accounts with balances that are deemed uncollectible are written off on an as needed basis throughout the year. Recoveries of accounts receivable previously written off are recorded when cash is received. Management determines the allowance for doubtful accounts based on the aging of the outstanding amounts and by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Inventories Inventories are stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out method. The Company periodically reviews inventories for slow moving and excess units based on quantities on hand and expectations of future use. Property and Equipment Property and equipment is stated at cost. Additions and improvements that would extend the lives of the assets are capitalized if over $1,000 individually. Repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets as follows: Fixed Asset Type Depreciable Years Computers and equipment Office furniture Tooling 3 years 5 years 3 years Restricted Cash and Customer Deposit Payable In October 2014, the Company entered into an agreement with a customer to provide to the customer’s patients a diabetes management program utilizing the Company’s BGM, supplies and patient portal. The agreement stated that the customer would reimburse the Company for the cost of each BGM unit shipped each month after a list of patients receiving the unit had been submitted, reviewed and approved by the customer. To facilitate this arrangement, the customer deposited $2 million into a separate Company bank account, to be used only for the reimbursement of approved shipments of the BGM unit and not to be commingled with other Company operating bank accounts. In the first quarter of 2015, the program was terminated. A total charge of $96,200 for BGM’s shipped and accepted was recorded and the remaining amount of $1,903,800 was returned to the customer in May 2015. Warranty The Company will replace any BGM that does not function in accordance with product specifications. The cost to service the claims reflects the current product cost. As the Company continues to introduce new products and new versions of existing products, the Company will consider the anticipated performance of the product over its warranty period in estimating warranty reserves. These estimates are based on historical experience. The Company incurred minimal warranty costs as of December 31, 2015 and the warranty reserve required as of December 31, 2015 has been estimated to be insignificant. 8

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 Revenue Recognition The Company generates revenue from the sale of its BGM and other diabetes related products, including blood glucose testing supplies, to customers and third-party distributors who resell the products to patients with diabetes. Revenue recognition requires that persuasive evidence of a sales arrangement exists, delivery of goods occurs through transfer of title and the risk and rewards of ownership, the selling price is fixed or determinable and collectability is reasonably assured. Revenue is recognized upon shipment of products. Provisions for discounts and rebates to customers are established as a reduction to revenue in the period the related sales are recorded. Shipping and Handling The Company does not always charge its customers for the costs associated with the shipping and handling of its product. The costs of shipping are included in cost of goods sold. Concentrations Financial instruments that subject the Company to credit risk consist primarily of cash, and the Company’s cash is held at two accredited U.S. commercial banks. The Company has an exclusive Manufacturer and Distribution Agreement (the “Agreement”) with a non-U.S. third-party supplier that expires in September 2021. Under this Agreement, the Company acquires its test strips, control solution, and accessories from this supplier, and the supplier also manufactures the BGMs. After September 2021, the Agreement is automatically extended annually in two-year increments, provided that either party may terminate the Agreement by providing advance written notice of at least 18 months to the other party. While the Company believes that that the test strips, control solution and accessories required for the manufacturing of the BGMs are presently available in quantities to meet demand and the supplier has multiple sites with redundant capabilities, the failure of this supplier to deliver these components on a timely basis or in sufficient quantities could adversely affect the Company’s future results of operations. Research and Development Costs All costs of research and development (“R&D”) are expensed as incurred. R&D costs generally consist of non-recurring engineering costs for prototypes and other related testing and consulting costs associated with new products. General and Administrative Expenses General and administrative expenses are primarily comprised of salaries and benefits associated with executive, finance, legal and other administrative personnel, overhead and occupancy costs, outside legal costs, insurance costs and miscellaneous costs. 9

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 Marketing and Sales Expenses Marketing and sales expenses are primarily comprised of salaries and benefits associated with sales and marketing personnel, outside marketing expenses including commercial product samples, tradeshows and advertising expenses. Income Taxes The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized based on the differences between the consolidated financial statement carrying amounts and the tax bases of assets and liabilities. Income taxes are provided for using enacted statutory rates. Valuation allowances are recognized for deferred tax assets if it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized. In evaluating the ability to realize net deferred tax assets, all available evidence is considered, both positive and negative, including past operating results, tax planning strategies and forecasts of future taxable income. Management periodically performs a comprehensive review of the tax positions and accrues amounts for tax contingencies. The Company follows the guidance on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position is sustainable, based solely on its technical merits and consideration of the relevant taxing authorities widely understood administrative practices and precedents. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and interim period accounting. The Company’s policy is to account for interest and penalties as a component of income tax expense. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local income tax authorities for years before 2012. Share-Based Compensation The Company accounts for stock-based compensation under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-10, Compensation-Stock Compensation (“ASC 718-10”), which requires that measurements and recognition of expense for all share-based compensation of employees and directors be based on estimated fair values of the share-based awards. Accordingly, compensation costs for all share-based awards to employees are measured based on the grant date fair value of those awards and recognized over the period during which the employee or director is required to perform services in exchange for the award (generally over the vesting period of the award). The Company estimates the fair value of share-based payment awards issued in the form of options using the Black-Scholes-Merton option pricing model. To date, the Company has not granted awards with market or performance conditions. Share-based compensation expense results from estimating the fair value of each employee award granted. Given the absence of an active market for the Company’s common stock, the fair value of the award on the date of grant was determined by management using several factors, including an independent valuation in 2014. 10

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 For all employee share-based payment awards issued in the form of options, compensation cost is amortized under the straight-line attribution method. Compensation expense recognized in the statement of operations is based on awards ultimately expected to vest, and it has been reduced for estimated forfeitures. Share-based compensation expense guidance requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Share-based payment awards issued in the form of restricted stock are measured at their fair value on the grant date. Compensation expense is recognized in the statement of operations over the vesting period of the awards. For the year ended December 31, 2015, the Company recorded $158,016 of stock-based compensation expense. See Note 11 for a summary of the stock option activity under the Company’s Stock Incentive Plan. 3. Accounts Receivable At December 31, 2015, gross accounts receivable was $3,891,571 and the allowance for doubtful accounts was $2,335,262 for a net receivable balance of $1,556,309. One customer accounted for approximately $3.5 million of the gross accounts receivable balance as of December 31, 2015. After an analysis of the collectability of the receivable from this customer, the Company recorded an allowance of approximately $2.0 million at December 31, 2015. 4. Inventory Inventory, net of reserves, is comprised of the following at December 31, 2015: Starter kits Test strips Other inventory $ 1,434,113 115,130 66,247 Total inventory, net $ 1,615,490 At December 31, 2015, total inventory reserves were approximately $4.2 million, of which approximately $3.0 million is for obsolete, excess and slow moving inventory and the remaining $1.2 million is to reduce the carrying value of the BGMs to the lower of cost or net realizable value at year end. 11

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 5. Property and Equipment Property and equipment consists of the following at December 31, 2015: Furniture, fixtures and equipment Tooling $ 208,503 6,130 Total 214,633 Less accumulated depreciation and amortization (144,450) Property and equipment, net $ 70,183 Depreciation and amortization expense was $60,595 in 2015. 6. Investments During 2013, Telcare, Inc. invested $100,000 in a company called Common Sensing for a 7% ownership stake. This is considered a minority interest in this company and is classified as an available-for-sale investment on the consolidated balance sheet, and is included in other assets. The Company classifies this investment as available-for-sale due to the nature of the stock purchased. Common Sensing is a private company with no open market for their stock. The Company intends on holding the stock in the near term as it continues a business partnership with Common Sensing. There is no maturity date listed on the security. The carrying value approximates fair value as of December 31, 2015. During 2015, the Company purchased $50,000 of convertible promissory notes of Common Sensing. The notes accrue interest at an annual rate of 8% of the outstanding principal balance and are convertible into equity securities of Common Sensing upon the occurrence of an equity financing. The notes plus accrued interest are also included in other assets. 7. Accounts Payable and Accrued Liabilities Accounts payable and accrued liabilities at December 31, 2015 consist of the following: Accounts payable Accrued liabilities Accrued restructuring $ 365,305 187,893 487,659 Total $ 1,040,857 Accrued restructuring includes severance and lease termination cost accruals as a result of the Company’s restructuring activities in 2015. 12

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 8. Long-Term Debt Silicon Valley Bank Note On February 27, 2013, the Company entered into a long-term note agreement with Silicon Valley Bank in the principal amount of $5,000,000, at an annual interest rate of 5%. Starting on January 1, 2014, the principal is payable in 36 equal monthly installments plus any accrued interest. The loan is collateralized by an interest in the Company’s current accounts receivable and inventory. The outstanding balance of the note payable at December 31, 2015 of $1,666,667 is included in note payable on the consolidated balance sheet net of unamortized discount and deferred finance charges. Interest expense, including amortization of discount and deferred finance charges, was $118,543 for the year ended December 31, 2015. Additionally, a warrant to purchase 33,333 shares of Series B Preferred Stock at an exercise price of $3.00 per share was issued to Silicon Valley Bank in connection with the loan commitment. The grant date fair value of the warrant was calculated to be $70,297 using the Black-Scholes valuation method. Based on the anti-dilution provision of Series B Preferred Stock, on October 3, 2014 Silicon Valley Bank received, as part of the Series C Preferred financing, a warrant to purchase an additional 10,729 shares of Series B Preferred Stock at an exercise price of $1.57 per share. The value at the grant date using the Black-Scholes valuation method was calculated to be $11,845. The fair market value of these warrants at December 31, 2015 was $0. The warrants are classified as a liability on the consolidated balance sheet. (See separate disclosures of warrant liability in Note 9). State of Maryland Grant On May 24, 2011, the Company signed a Biotechnology Commercialization Award Agreement with the Maryland Biotechnology Center, a unit of the State of Maryland’s Department of Business and Economic Development, and received a grant of $200,000. This grant was received in support of the Company’s application for funds for the final commercialization of its Cellular Enabled BGM. These funds were to be used to help in the reengineering of the Company’s version 2.0 product to include multiple enhancements utilizing the Company’s cellular capabilities. According to the terms of the agreement, the Company repaid these funds in the amount of $250,000 in January 2015. 9. Warrant Liability On August 17, 2012, as part of the Series B Convertible Preferred Stock offering, the Company issued a warrant to a shareholder to purchase up to 325,000 additional shares of the Company’s Series B Convertible Preferred Stock at an exercise price of $3.08 per share. In February 2013, the Company issued to Silicon Valley Bank a warrant to purchase up to 33,333 shares of the Company’s Series B Convertible Preferred Stock at an exercise price of $3.00 per share. 13

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 In October 2014, Silicon Valley Bank received an additional warrant to purchase up to 10,729 shares of the Company’s Series B Convertible Preferred Stock at an exercise price of $1.57 per share. Each of these warrants has a term of 10 years from the date of issuance. The Company determined that the warrants issued should be classified as a liability under ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), based on the contingent redemption feature of the underlying Series B Convertible Preferred Stock (See Note 10). Using the Black-Scholes valuation method, the grant date fair value of the warrant issued on August 17, 2012 was $700,549. The value of the warrant is analyzed at each reporting date and adjusted at that time, if appropriate, to its fair market value. At December 31, 2015, the fair value of the warrant was $0. As a result of a reduction in the fair value of the warrant, a gain of $592,627 was recognized in the statement of operations for the year ended December 31, 2015. The value at February 28, 2013 of the warrant issued to Silicon Valley Bank, using the Black-Scholes valuation method, was calculated to be $70,297. The value of the warrant is analyzed at each reporting date and adjusted at that time, if appropriate, to its fair market value. At December 31, 2015, the fair value of this warrant was $0. As a result of a reduction in the fair value of the warrant, a gain of $65,746 was recognized in the statement of operations for the year ended December 31, 2015. The value at October 3, 2014 of the additional warrant issued to Silicon Valley Bank, using the Black-Scholes valuation method, was calculated to be $11,845. The value of the warrant is analyzed at each reporting date and adjusted at that time, if appropriate, to its fair market value. At December 31, 2015, the fair value of this warrant was $0. As a result of a reduction in the fair value of the warrant, a gain of $11,203 was recognized in the statement of operations for the year ended December 31, 2015. The change in fair market value of the warrant liability during the reporting period was recorded as other income in the statement of operations. For the year ended December 31, 2015, this change resulted in a total gain of $669,576. 10. Convertible Preferred Stock In August 2012, the Company offered shares of its Series B Convertible Preferred Stock to the holders of its convertible promissory notes that were issued and unpaid at that time. Applicable accrued interest was paid in cash. A total of 1,847,082 shares of Series B Preferred Stock were converted as part of this program at a price of $2.40 per share. The Series B Preferred Stock offered in the exchange transaction had a fair value of $3.00 per share. The Company executed the above unsecured convertible promissory notes for $4.4 million in September 2011 with a number of individual investors. The convertible promissory notes accrued interest at 8% per year. Principal and accrued interest was convertible or due at the earlier of the maturity date, defined as twelve months from the date of the note, or a qualified financing event, into Series B Preferred Stock or equity equivalent. Upon a qualifying event, as defined by the related agreement, the principal is converted into Series B Preferred Stock, at a conversion discount of 20%. 14

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 As a result of the amortization of the value of the beneficial conversion feature included in the promissory notes and the subsequent extinguishment of the debt, the Company recorded charges to operations and increased the Series B Preferred Stock balance in the amount of $1,108,249 through December 31, 2012. At the same time, the Company offered for sale its Series B Convertible Preferred Stock to outside investors at a sales price of $3.00 per share. A total of 6,833,332 shares were sold at this price. The Company also agreed to repurchase 71,811 shares of the Series B Convertible Preferred Stock issued as part of the conversion of promissory notes at a purchase price of $3.00 per share. At December 31, 2015, there were 8,775,270 shares of Series B Convertible Preferred Stock issued and outstanding. Series B Convertible Preferred Stock includes a contingent redemption feature. The Company assessed whether its Series B Convertible Preferred Stock should be classified as a liability or as equity. Using ASC 480, it was determined that the stock is contingently redeemable at the option of the holder (See Contingent Redemption below) and that the Series B Convertible Preferred stock included features of both a liability and stockholders’ equity and was, therefore, classified as mezzanine equity, between liabilities and equity on the consolidated balance sheet. In October 2014, the Company offered its Series C Convertible Preferred Stock to the holders of its convertible promissory notes that were issued and unpaid at that time, including accrued and unpaid interest. A total of 4,920,870 shares of Series C Convertible Preferred Stock were converted as part of this program at a price of $1.57 per share. At the same time, the Company offered for sale its Series C Convertible Preferred Stock to certain existing shareholders as well as outside investors at a sales price of $1.57 per share. A total of 17,243,578 shares were sold at this price, for $26,753,142 in proceeds net of offering costs. The Series C Preferred Stock accrues a dividend based on 8% of the original issue price, whether or not declared, which is due upon liquidation. At December 31, 2015, there were $3,453,394 of undeclared dividends in arrears. At December 31, 2015, there were 22,164,448 shares of Series C Convertible Preferred Shares issued and outstanding. Series C Convertible Preferred Stock also includes a contingent redemption feature. The Company assessed whether its Series C Convertible Preferred Stock should be classified as a liability or as equity. Using ASC 480, it was determined that the stock is contingently redeemable at the option of the holder (See Contingent Redemption below) and that the Series C Convertible Preferred Stock included features of both a liability and equity and was, therefore, classified as mezzanine equity, between liabilities and stockholders’ equity on the consolidated balance sheet. 15

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 Conversion Each share of Series A, Series B and Series C Convertible Preferred Stock is convertible into common stock at the option of the holder at the original issuance price, subject to an adjustment for a stock split, stock dividend or other similar recapitalization, plus an amount equal to all declared but unpaid dividends. Contingent Redemption At or before February 17, 2019 (“Redemption Date”), the Company, upon the written election of holders of at least 60% of the then outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, to the extent the Corporation may lawfully and without violating any contractual agreements do so, may require the Corporation to redeem all of the then outstanding shares of Series B and Series C Convertible Preferred Stock. The redemption price for each share of Series B and Series C Convertible Preferred Stock will be the greater of the original issue price subject to an adjustment for a stock split, stock dividend or other similar recapitalization, plus an amount equal to all declared or accrued but unpaid dividends or the fair market value of a single share of Series B and Series C Convertible Preferred Stock as of the Redemption Date. 11. Equity Common Stock The Company was formed in 2009 with the issuance of 8,000,000 shares of Common Stock, par value $0.001 per share, to three individuals, on an equal basis, for services rendered for the formation and start of the Company. The Company recorded the value of these shares at par value of $0.001 per share or $8,000. In August 2012, the holders of the Company’s Series A Convertible Preferred Stock were issued 227,970 shares of Common Stock in payment of accrued dividends and for the termination of dividends on the Series A Convertible Preferred Stock. Common Stock was issued at a ratio of 0.511143 shares of Common Stock per share of Series A Convertible Preferred Stock (the “Dividend”). In August 2012, as part of the Series B Convertible Preferred Stock offering, the Company agreed to repurchase 962,146 common shares through the issuance of Series B Preferred Stock at the then fair market value of $3.00 per share. In April 2014, the Company selected a new Chairman of the Board and issued 470,984 shares of restricted Common Stock of the Company representing, at that time, 2.25% of the Company’s issued and outstanding shares at the fair market value price of $0.66 per share, representing a total of $310,849. 25% of these restricted shares vested immediately and the remaining amount vested over twelve months, starting on June 1, 2014. The Company expensed the cost of these restricted shares according to their vesting schedule. The restricted shares had an anti-dilution feature which gave the shareholder the right to receive additional shares of the Company’s stock in any new offering made within one year to maintain the ownership percentage of 2.25%. In October 2014, as part of the Company’s Series C Preferred Stock issuance, 721,712 additional shares of the Company’s restricted common stock with a value of $476,345 were issued under this anti-dilution feature. 16

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 A total of $349,808 was expensed as share-based compensation in 2014 and $437,386 was expensed in 2015 and included as general and administrative costs. As of December 31, 2015, the Company had 8,459,520 shares of Common Stock issued and outstanding. Preferred Stock In 2010, the Company sold for $1.00 per share, 4,460,000 shares of Series A Convertible Preferred Stock, $0.001 par value, with a dividend of 7.5% per annum, convertible into one share of Common Stock for each share of Series A Convertible Preferred Stock held. In August 2012, as part of the Series B Convertible Preferred Stock offering, the Company agreed to repurchase 632,710 shares of issued and outstanding Series A Convertible Preferred Stock at the then fair market value of $3.00 per share. Dividends on Series A Convertible Preferred Stock accrued until August 2012 at which time, as part of the Series B Convertible Preferred Stock offering, all accrued Series A Convertible Preferred Stock dividends were converted into 227,970 shares of the Company’s Common Stock. Additionally, on December 20, 2010, the Company issued to a shareholder a warrant to purchase up to 200,000 shares of the Series A Convertible Preferred Stock over a seven year period at an exercise price of $1.00 per share. The Company determined if the warrant issued should be classified as a liability or as equity, as the warrant was issued in connection with an equity transaction. Under ASC 480, if the underlying equity instrument to be issued upon the exercise of the warrant carries an obligation requiring the issuer to redeem the instrument by transferring assets, or provides an obligation to issue a variable number of shares, then the instrument is considered a liability. Management determined that the warrant issued with the Series A Preferred Stock did not include any of these features and the warrant was accounted for as equity on the consolidated balance sheet. Using the Black-Scholes method of valuation, the grant date fair value of the warrant was determined to be $143,757. As of December 31, 2015, the Company had 3,827,290 shares of Series A Convertible Preferred Stock issued and outstanding. See Note 10 for disclosures of the Company’s Series B and Series C Convertible Preferred Stock. Stock Incentive Plan As of December 31, 2015, the Company had an equity incentive plan, the Telcare, Inc. 2011 Stock Incentive Plan (the “Plan”), under which incentive stock options, nonqualified stock options, restricted stock units, incentive stock and restricted stock awards can be granted to employees, directors and business partners. Options generally vest over a four year period from the date of the grant and expire no later than ten years from the vesting period commencement date, as determined by the Board of Directors. At December 31, 2015, there were 7,477,656 shares authorized for issuance. Awards of restricted stock units, incentive stock and restricted stock vest as determined by the Board of Directors. 17

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 A summary of the activity under the Plan for 2015 is as follows: Weighted Average Remaining Contractual Life in Years Weighted Average Exercise Price Number of Shares Options outstanding at December 31, 2014 443,000 $ 2.87 8.51 Granted Cancelled 3,960,039 (3,131,698) .66 .89 9.44 9.43 Options outstanding at December 31, 2015 1,271,341 $ .86 8.77 Options vested at December 31, 2015 252,182 $ 1.40 7.76 The weighted average grant date fair value of options issued during the year ended December 31, 2015 was $0.05. The fair value of the Company’s stock at the grant date was less than the exercise price, therefore, the options had no intrinsic value. The Company determines the fair value of stock options using the Black-Scholes valuation model. The exercise price is set at or above the fair value of the Company’s common stock on the date of the grant. The Company utilizes the “simplified method” to calculate the expected term for options issued to employees or directors of the Company. Due to lack of marketability of the Company’s common stock, the Company utilized comparable public companies’ volatility rates as a proxy of its expected volatility for purposes of the Black-Scholes model. The risk-free interest rate assumption is based upon observed U.S. government security interest rates with a term that is consistent with the term of the Company’s employee stock options. The Company does not pay a dividend, and is not expecting to pay a dividend in the foreseeable future. The standard requires the Company to recognize expense over the service period for options that are expected to vest and record adjustments to compensation expense at the end of the service period if actual forfeitures differ from original estimates. The Company used historical data to estimate forfeiture rates for 2015 forfeitures were determined to be immaterial. The following weighted average assumptions were used to estimate the fair value of stock options granted in 2015 using the Black-Scholes option pricing model: Risk free interest rate Expected dividend yield Expected term in years Expected volatility 2.07% 0% 7 years 59% Stock based compensation expense recognized related to stock options was $158,016 for the year ended December 31, 2015. Unrecognized compensation cost related to stock options at December 31, 2015 was approximately $64,000, and will be recognized over a weighted-average period of approximately nine years. 18

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 12. Commitments and Contingencies Operating Lease The Company leased office space in an office building in Bethesda, MD under a lease that began in September 2014. This lease was for 42 months and included two and a half months rent abatement. As a result of a Company restructuring during 2015, the Company vacated the leased space in August 2015 and the lease was terminated in December 2016. At December 31, 2015, the Company has accrued $288,593 for the remaining payments on the lease. The Company also leased approximately 7,500 square feet of office space in an office building located in Concord, MA under a lease that expired November 30, 2014. The Company renewed its lease on the Concord, MA office space and secured an additional 3,500 sq. ft. of space connected to the current space. This amended lease is for a period of three years. Future minimum lease payments for each year under the Concord, MA operating lease are as follows as of December 31, 2015: 2016 2017 $ 153,851 102,534 Total $ 256,385 Office rent expense was approximately $417,493 in 2015. The Company has not entered into any capital leases. License Obligations In 2014, the Company entered into a three year license of a third-party database platform. The future license payments as of December 31, 2015 are as follows: 2016 2017 $ 157,097 143,305 Total $ 300,402 Litigation The Company was not a party to any legal actions as of December 31, 2015. 19

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 13. Income Taxes The Company paid no income taxes in 2015 and recorded no current or deferred federal income tax expense or benefit for 2015 with the Company being in a net operating loss position while maintaining a full valuation allowance. A valuation allowance is recorded on the net deferred tax assets. Due to losses incurred, the Company has not otherwise recorded any provision or benefits for the year ended December 31, 2015. Therefore, the difference between the statutory federal tax rate and the effective tax rate is primarily related to changes in valuation allowance. The realization of the deferred tax asset depends upon the Company’s ability to generate sufficient future taxable income. The Company has historically incurred net operating losses and is unable to carryback those net operating losses to previous tax years. Management has evaluated the positive and negative evidence bearing upon its ability to realize the Company’s deferred tax assets. Management has determined that it is more likely than not that the Company will not recognize the benefits of its federal and state deferred tax assets and, as a result, a full valuation allowance has been established as of December 31, 2015. The Company’s remaining federal and state net operating loss carryforwards of $45.9 million and $3.3 million will expire during various years through 2035, and some of them could be subject to annual limitations under the Internal Revenue Code Section 382 and similar state provisions. The Company recognizes tax benefits of uncertain tax positions only when the position is more likely than not to be sustained based solely on its technical merits and consideration of the relevant taxing authorities widely understood administrative practices and precedents. The Company has analyzed its tax positions and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years or expected to be taken on its current tax returns. The Company is not aware of any tax positions for which it is reasonably possible that the total of amounts of unrecognized tax benefits will change in the next twelve months. There are no current U.S. federal or state income tax examinations. 14. Subsequent Events Promissory Note Financing During June 2016, the Company issued $1,500,000 of unsecured promissory notes to two current shareholders and in July 2016, the Company issued an additional $450,000 of unsecured promissory notes to certain current shareholders. The notes bear interest at 6% and are convertible into either preferred or common stock depending upon the type of subsequent financing consummated by the Company. In addition, in the event of a corporate transaction or initial public offering prior to the full payment or conversion of the notes, all unpaid principal and accrued interest shall be converted into shares of the Company’s Series C Preferred Stock, or in the event of a sale, payment out of the proceeds of the transaction equal to 200% of the outstanding principal balance of the notes, plus any unpaid accrued interest due on the notes. In conjunction with the sale of the Company in December 2016 (see discussion below) the note holders received 200% of the outstanding principal balance of the notes, plus accrued interest, from the initial sale proceeds. 20

Telcare, Inc. and Subsidiary Notes to Consolidated Financial Statements December 31, 2015 A portion of preferred stock held by one of the Company’s principal shareholders and preferred stock held by Company shareholders who elected not to participate in the promissory note financing were converted into shares of common stock of the Company. As a result, a total of 309,849 shares of Series A Convertible Preferred Stock, 4,637,506 shares of Series B Convertible Preferred Stock and 10,611,408 shares of Series C Preferred Stock were converted into shares of common stock in conjunction with the promissory note financing. Sale of Company Effective December 1, 2016, Biotelemetry, Inc. completed the acquisition of Telcare Medical Supply, Inc. and associated assets for upfront consideration of $7 million in cash. In addition to this initial purchase price, the Company is entitled to additional consideration of up to $5 million should it achieve certain revenue targets for the years ending December 31, 2017 and 2018. 21